UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2026

Bakkt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	41-2324812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road NE, 7th Floor Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 203-3017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On August 11, 2026, Karen Alexander, Chief Financial Officer and principal financial officer of Bakkt, Inc. (the “Company”), and the Company agreed that Ms. Alexander would cease serving as the Company’s Chief Financial Officer and principal financial officer, and that her employment with the Company would terminate, in each case effective August 14, 2026 (the “Transition Date”). Ms. Alexander’s separation from the Company is not a result of any disagreement with other members of the Company’s management or the Company’s external auditor.

In connection with her departure, the Company and Ms. Alexander entered into a Transition Agreement and General Release (the “Transition Agreement”), pursuant to which the Employment Agreement, by and between the Company and Ms. Alexander, dated October 12, 2022 (the “Alexander Employment Agreement”), was superseded and replaced, except for certain provisions that survive as provided in the Transition Agreement. Ms. Alexander is serving as a consultant in the role of Advisor to the General Counsel and Chief Financial Officer and providing transition services, as requested by the Company, to facilitate an effective transition of her job responsibilities to her successor, until December 31, 2026 (the “Transition Period”), and Ms. Alexander shall continue to cooperate with the Company during the Transition Period. In consideration for such services, during the Transition Period, Ms. Alexander will receive consulting fees at an annualized rate of $400,000, subject to her continued service. In addition, pursuant to the Transition Agreement, Ms. Alexander will receive (i) an amount equal to 2% of the amounts actually recovered by the Company in connection with the Specified Arbitration (as defined in the Transition Agreement), up to a maximum payment of $160,000, and (ii) a cash payment of $200,000 in exchange for the forfeiture and cancellation of all of Ms. Alexander’s otherwise unvested equity awards, including all of her unexercised stock options, other than two tranches of optional stock options that will remain outstanding and exercisable as provided in the Transition Agreement (collectively, the “Separation Consideration”), in lieu of any and all severance or termination payments and benefits under Section 7 of the Alexander Employment Agreement. Ms. Alexander’s right to receive the Separation Consideration is subject to the Transition Agreement becoming effective and irrevocable in accordance with its terms, Ms. Alexander’s execution and non-revocation of the Supplemental Release (as defined in the Transition Agreement), and her continued material compliance with the terms of the Transition Agreement. In addition to the Separation Consideration, the Company has agreed to pay the employer portion of Ms. Alexander’s COBRA premiums for continued group medical, dental, vision, and prescription drug coverage for up to twelve (12) months following the Transition Date, subject to earlier cessation if Ms. Alexander becomes eligible for group health coverage from a subsequent employer. The Transition Agreement further includes a cooperation covenant, providing that, following the Transition Date, Ms. Alexander will cooperate reasonably with the Company, including in connection with (i) the transition of her former duties, (ii) any audit, review, or preparation of the Company’s financial statements or filings with respect to periods during which Ms. Alexander served as Chief Financial Officer, and (iii) any investigation, litigation, arbitration, regulatory matter, or other proceeding relating to matters within Ms. Alexander’s knowledge during her employment. The Company may terminate the Transition Period and accelerate the Separation Date only in the event of (i) Ms. Alexander’s material breach of the Transition Agreement or the Surviving Provisions that, if curable, remains uncured after written notice and a ten (10)-day opportunity to cure, or (ii) certain “cause” conduct by Ms. Alexander, in which case Ms. Alexander would forfeit any then-unpaid Separation Consideration, the remaining consulting fees, and the Company-paid COBRA subsidy, except as required by applicable law or as the parties may otherwise agree in writing. Pursuant to the Supplemental Release, Ms. Alexander will generally and completely release the Releasees (as defined in the Transition Agreement) from, and agrees not to sue concerning, any and all claims against any of the Releasees, whether known or unknown, subject to certain exclusions and carve-outs.

The foregoing descriptions of the Alexander Employment Agreement and the Transition Agreement are qualified in their entirety by reference to the Alexander Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2022, and the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Financial Officer

On August 11, 2026, the Company appointed Matt White to serve as Chief Financial Officer and principal financial officer of the Company, effective as of August 17, 2026, until the earliest of Mr. White’s removal, termination, or resignation from such office.

Mr. White, age 44, brings more than two decades of public company financial experience across technology, payments, capital markets and corporate strategy. Prior to joining Bakkt, he served as CFO, Vice President and Corporate Secretary of CoreCard Corporation (NYSE: CCRD), a publicly traded payment technology company, where he was a key member of the executive leadership team through the Company’s growth and subsequent acquisition by Euronet Worldwide in October 2025. During his time at CoreCard, Mr. White also served as a Board member of CoreCard Strategic Investments. Before CoreCard, Mr. White held progressive roles in accounting and finance at Equifax and Humana and more than six years at Deloitte, rising to Senior Manager in the audit practice. He earned a master’s degree in accountancy from the University of Georgia, a Bachelor of Arts in accounting from Transylvania University, and is a licensed Certified Public Accountant.

In connection with Mr. White’s appointment as Chief Financial Officer and principal financial officer, the Company and Mr. White entered into an Employment Agreement, dated August 11, 2026 (the “White Employment Agreement”), pursuant to which Mr. White will receive an annual base salary of $300,000 and is eligible to receive a discretionary annual bonus. In addition, Mr. White will receive a one-time grant of 90,000 restricted stock units (“RSUs”) and 60,000 options to purchase shares of the Company’s Class A Common Stock (“Options”), with an exercise price of $10.00 per share. Subject in each case to Mr. White’s continued service to the Company on the applicable vesting date, 35,000 RSUs will vest on the first anniversary of the grant date, 35,000 RSUs will vest on the second anniversary of the grant date and 20,000 RSUs will vest on the third anniversary of the grant date, and the Options will vest in three equal annual installments on the first, second and third anniversaries of the grant date, and will have an exercise period of two years following the applicable vesting date, subject to Mr. White’s continued employment with the Company. The RSUs and Options will be granted as inducement awards pursuant to NYSE Listed Company Manual Section 303A.08 and without shareholder approval.

Pursuant to the White Employment Agreement, upon a termination of Mr. White’s employment by the Company without Cause or Mr. White resigns for Good Reason (each as defined in the White Employment Agreement), in either case outside of the 12-month period following a Change in Control (as defined in the White Employment Agreement), Mr. White will be entitled to receive: (i) a lump-sum cash payment equal to one times his then-current annual Base Salary; (ii) a cash amount equal to 12 months of the Company’s portion of the monthly premium cost of continued group medical, dental, vision and prescription drug coverage under COBRA; (iii) pro-rata vesting of his then-unvested time-based equity awards based on the portion of the applicable vesting period elapsed through the date of termination, and, for any then-outstanding performance-based awards, pro-rata vesting based on actual performance determined at the end of the applicable performance period; and (iv) a 90-day extension of the post-termination exercise period applicable to his vested Options. Upon a termination of Mr. White’s employment without Cause or Mr. White resigns for Good Reason, in either case within 12 months following a Change in Control (or, in certain circumstances, during the 180-day period ending on a Change in Control), Mr. White will be entitled to receive, in lieu of the payments and benefits described in the preceding sentence: (i) the cash payments described in clauses (i) and (ii) of the preceding sentence; (ii) full accelerated vesting of all then-outstanding equity awards, with any performance-based awards deemed earned at the greater of target or actual performance through the Change in Control date (or, if no target is specified, at the maximum level); and (iii) a one-year extension of the post-termination exercise period applicable to his vested Options. Mr. White’s right to receive the foregoing severance payments and benefits is conditioned on his timely execution and non-revocation of a release of claims in favor of the Company, and such payments and benefits are subject to forfeiture, cessation and repayment in the event Mr. White breaches his restrictive covenants or post-termination cooperation obligations, revokes or materially breaches the release of claims, or is determined to have engaged in conduct constituting Cause following such termination.

Mr. White is also subject to (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property, and (iii) non-competition and non-solicitation (of customers and employees) covenants that apply during his employment and for one year following termination thereof.

There are no arrangements or understandings between Mr. White and any other persons pursuant to which Mr. White was selected as Chief Financial Officer and principal financial officer of the Company. There are no family relationships between Mr. White and any director or executive officer of the Company, and Mr. White has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K nor are any such transactions currently proposed.

The foregoing description of the White Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the White Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release titled “Bakkt Appoints Matt White as Chief Financial Officer for Next Phase of Global Growth,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein solely for purposes of this Item 7.01 disclosure.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement and General Release, by and between Bakkt, Inc. and Karen Alexander, dated as of August 15, 2026.*

10.2	Employment Agreement, dated August 11, 2026, by and between Bakkt, Inc. and Matthew White.

99.1	Press release, dated August 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 17, 2026

BAKKT, INC.

By:	/s/ Marc D’Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary